Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC

FOUNDED 1866

March 14, 2007

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:	Post-Effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to (i) the Registration Statement on Form S-1, Registration No. 333-136363, filed by Owens Corning, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“Securities Act”), on August 7, 2006, as amended by Amendment No. 1 to the Registration Statement filed on October 25, 2006 (such registration statement as so amended being declared effective by the SEC on October 27, 2006), and Post-Effective Amendment No. 1 to such registration statement filed on December 8, 2006 (such registration statement as so amended being declared effective by the SEC on December 13, 2006) and (ii) Post-Effective Amendment No. 2 to such registration statement being filed by the Company with the SEC. The registration statement as so amended and proposed to be amended (collectively, the “Registration Statement”) relates to the registration for resale of 106,396,658 shares (the “Shares”) of the Company’s common stock, $.01 par value per share.

We have examined the Registration Statement and such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based on the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

2.	Each Share is legally issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states

Owens Corning

March 14, 2007

or the District of Columbia to the sale of the Shares registered or to be registered pursuant to the Registration Statement.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ SIDLEY AUSTIN LLP

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